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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 27, 1999
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                        (Date of earliest event reported)

                             Independent Bank Corp.
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             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                   1-9047                  04-2870273
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(State or other jurisdiction  (Commission File Number)        IRS Employer
of incorporation)                                           Identification No.

288 UNION STREET, ROCKLAND, MASSACHUSETTS                        02370
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(Address of principal executive offices)                       (Zip Code)

                                 (781) 878-6100
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              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
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            (Former name, former address and former fiscal year, if
                           changed since last report)
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ITEM 5.     OTHER EVENTS

      On September 24, 1999, Independent Bank Corp. (the "Company") and its sole banking subsidiary, Rockland Trust Company, entered into a purchase and assumption agreement with Fleet Financial Group, Inc., Fleet National Bank and BankBoston, N.A., to acquire 12 Massachusetts branches totaling $269 million in deposits and $37 million in consumer and SBA loans. In addition, the Company will purchase approximately $113 million of commercial real estate loans at par from BankBoston, related to its Small Business Banking Developmental Real Estate portfolio. The acquisitions result from the divestiture of Fleet branches after its merger with BankBoston. The transaction is contingent on regulatory approvals and the raising of approximately $10 million of total risk-based (Tier
2) capital.

       Reference is made to the Press Release, dated September 27, 1999, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements.

            Not Applicable.

      (b)   Pro Forma Financial Information.

            Not Applicable.

      (c)   Exhibits:

             10 Purchase and Assumption Agreement by and among Independent Bank Corp., Rockland Trust Company, Fleet Financial Group, Inc., Fleet National Bank and BankBoston, N.A., dated September 27, 1999

             99   Press Release, dated September 27, 1999


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INDEPENDENT BANK CORP.


Date: October 1, 1999               By: /s/ RICHARD J. SEAMAN
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                                        Richard J. Seaman
                                        Chief Financial Officer and Treasurer


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